                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           ARROW ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

ARROW ELECTRONICS, INC.
50 MARCUS DRIVE
MELVILLE, NEW YORK 11747

ARROW ELECTRONICS LOGO

DANIEL W. DUVAL
CHAIRMAN OF THE BOARD

                                                                  April 11, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Arrow Electronics, Inc., which will be held on Thursday, May 22, 2003 at 11:00 A.M., at the offices of JPMorgan Chase Bank, 270 Park Avenue, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

     The matters scheduled to be considered at the meeting are the election of directors and the ratification of the appointment of Arrow's auditors.

     The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of Arrow. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

     Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience. You may also vote your shares by touch-tone telephone from the U.S. and Canada by using the toll-free telephone number on your proxy card.

                                          Sincerely yours,

                                          -s- Daniel W. Duval
                                          Daniel W. Duval
                                            Chairman of the Board

                            ARROW ELECTRONICS, INC.
                                50 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 22, 2003
                            ------------------------

                                                                  April 11, 2003

To the Shareholders of
  Arrow Electronics, Inc.:

     The Annual Meeting of Shareholders of Arrow Electronics, Inc., a New York corporation ("Arrow"), will be held at the offices of JPMorgan Chase Bank, 270 Park Avenue, New York, New York, on May 22, 2003 at 11:00 A.M., prevailing local time, for the following purposes:

     1.  To elect directors of Arrow for the ensuing year.

     2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for the fiscal year ending December 31, 2003.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 2, 2003 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                                      Peter S. Brown
                                                        Secretary

                                   IMPORTANT
     Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed return envelope which has been provided for your convenience or vote your shares by touch-tone telephone, whether or not you plan to attend the meeting. Your prompt response will assure a quorum and reduce solicitation expense.

                            ARROW ELECTRONICS, INC.
                                50 MARCUS DRIVE

                            MELVILLE, NEW YORK 11747

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 22, 2003

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement, mailed to shareholders on April 11, 2003, is furnished in connection with the solicitation by the Board of Directors of Arrow Electronics, Inc., a New York corporation ("Arrow" or the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held in New York, New York on May 22, 2003, and any adjournments thereof, for the purposes set forth in the accompanying notice. Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy. Any proxy may be revoked at any time prior to exercise by written notice to the Secretary of Arrow by the person giving the proxy.

     The cost of soliciting proxies will be borne by Arrow. Solicitation of proxies is being made by Arrow through the mail, in person, and by telephone. In addition to regular employees of Arrow who may engage in such solicitation, Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $8,500 plus expenses. Arrow will also request brokers and other nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their expenses in forwarding such materials.

     Only shareholders of record of Arrow's common stock at the close of business on April 2, 2003 are entitled to notice of and to vote at the meeting or any adjournments thereof. On April 2, 2003, Arrow had outstanding 100,818,021 shares of common stock. Each share of common stock is entitled to one vote.

HOLDERS OF MORE THAN 5% OF COMMON STOCK

     The following table sets forth certain information as of April 2, 2003 with respect to the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of Arrow.

NAME AND ADDRESS                                               NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED      CLASS
-------------------                                           ------------------    ----------
Mutuelles AXA(1)
370, rue Saint Honore
75001 Paris, France                                               13,832,977           13.7%

Wellington Management Company, LLP(2)
75 State Street
Boston, Massachusetts 02109                                       11,329,100           11.2%

FMR Corp.(3)
82 Devonshire Street
Boston, Massachusetts 02109                                        9,196,226            9.1%

Goldman Sachs Asset Management(4)
10 Hanover Square
New York, New York 10005                                           5,063,395            5.0%

(1) Based upon a Schedule 13G dated February 12, 2003 filed with the Securities and Exchange Commission by AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, collectively, Mutuelles AXA (insurance companies), AXA and AXA Financial, Inc. (parent holding companies) and reflects sole dispositive power with respect to 13,832,977 shares, sole voting power with respect to 6,849,939 shares, and shared voting power with respect to 1,595,987 shares beneficially owned by Mutuelles AXA. Of such shares, 13,832,977 are beneficially owned by Alliance Capital Management L.P., an indirect subsidiary of Mutuelles AXA, acquired on behalf of client discretionary investment advisory accounts.

(2) Based upon a Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission and reflects shared voting power with respect to 1,616,300 shares and shared dispositive power with respect to 11,329,100 shares beneficially owned by Wellington Management Company, LLP, a registered investment adviser. Of these shares, 10,227,100 or 10.1% of the Company's outstanding common stock, are beneficially owned by Vanguard Windsor Funds -- Vanguard Windsor Fund, a registered investment company, which has sole voting power and shared dispositive power with respect to all such shares. This information regarding Vanguard Windsor Funds is based upon a Schedule 13G dated February 13, 2003 filed with the Securities and Exchange Commission.

(3) Based upon a Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission and reflects sole voting power with respect to 204,739 shares and sole dispositive power with respect to 9,196,226 shares beneficially owned by FMR Corp., a parent holding company.

(4) Based upon a Schedule 13G dated February 10, 2003 filed with the Securities and Exchange Commission and reflects sole voting power with respect to 4,022,595 shares and sole dispositive power with respect to 5,063,395 shares beneficially owned by Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc., a registered investment advisor.

SHAREHOLDING OF EXECUTIVE OFFICERS AND DIRECTORS

     At April 2, 2003, all of the executive officers and directors of Arrow as a group were the beneficial owners of 7,231,650 shares (7.2%), including 2,847,851 shares held by the Arrow Electronics Stock Ownership Plan of which Robert E. Klatell, William E. Mitchell, and Paul J. Reilly are the trustees, including shares allocated to the accounts of the trustees. Pursuant to certain regulations promulgated by the Securities and Exchange Commission, Messrs. Klatell, Mitchell, and Reilly may be deemed to have beneficial ownership of these shares by virtue of their shared power as trustees to vote such shares. The total also includes 230,000 shares granted under Arrow's Non-Employee Directors Stock Option Plan (of which 156,000 shares are currently exercisable and 37,000 shares exercisable within 60 days of this Proxy Statement) and 23,827 common stock units deferred under Arrow's Non-Employee Directors Deferral Plan.

     The named executive officers include each of the individuals who served as Chief Executive Officer during 2002. Francis M. Scricco resigned as Chief Executive Officer and director in June 2002. Stephen P. Kaufman served as Chairman of the Board of Directors through June 2002 and then as interim Chief Executive Officer from June through September 2002. Daniel W. Duval has served as Chairman of the Board of Directors since June 2002 and served as interim Chief Executive Officer from September 2002 through February 2003 when William
E. Mitchell was appointed Chief Executive Officer.

     The following table sets forth the beneficial ownership of shares of the Company's common stock by the named executive officers and the directors of Arrow at April 2, 2003.

                          STOCK OPTION PLANS       RESTRICTED STOCK PLAN    SHARES OF        % OF
                       -------------------------   ---------------------   COMMON STOCK   OUTSTANDING
                                                                           BENEFICIALLY     COMMON
                       OUTSTANDING   EXERCISABLE   OUTSTANDING    VESTED      OWNED          STOCK
                       -----------   -----------   -----------    ------   ------------   -----------
Daniel W. Duval            85,000        75,000       20,000      20,000      112,598          .1
Stephen P. Kaufman        896,350       896,350       39,275      39,275      935,625          .9
Francis M. Scricco        627,000       627,000      116,243     116,243      743,243          .7
Robert E. Klatell         220,500       175,750       55,005      34,580    3,123,956         3.1
Betty Jane Scheihing      191,000       151,500       24,225       5,825      215,225          .2
Jan Salsgiver             138,000       103,250       44,800      27,825      182,800          .2
Michael J. Long           132,000        93,500       52,267      34,267      184,267          .2
Total executive
officers' and
directors' beneficial
ownership               3,525,987     2,788,237      704,459     408,533    7,231,650         7.2

                             ELECTION OF DIRECTORS

     The entire Board of Directors of Arrow is to be elected, and those persons elected will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. By resolution of all current directors, the number of directors comprising the Board from the next Annual Meeting and until such time as it may be changed by resolution of the then current Board, shall be nine. Proxies solicited hereunder cannot be voted for more than nine directors. Persons receiving a plurality of the votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form will be voted for the election as directors of the nine nominees named below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting or any adjournments thereof. All of the nominees are currently directors of Arrow and were elected at Arrow's last Annual Meeting with the exception of Mr. Mitchell, Arrow's new Chief Executive Officer, who was appointed to the Board in February 2003. Each of the nominees has consented to serve as a director if elected.

     Carlo Giersch and Stephen P. Kaufman are not standing for re-election as directors. The Chairman and the remaining members of the Board, for themselves and on behalf of Arrow, express their gratitude to Messrs. Giersch and Kaufman for their vision, their leadership and their many contributions.

     Following are the biographies of the nine nominees:

        DANIEL W. DUVAL, age 66, director since 1987.

        Chairman of the Board of Arrow since June 2002, interim Chief Executive Officer from September 2002 to February 2003; Vice Chairman of Robbins & Myers, Inc., a manufacturer of fluids management systems, from January 1999 to December 1999 and President and Chief Executive Officer and director for more than five years prior thereto; director of The Manitowoc Company, Inc., Miller-Valentine Group, and Gosiger, Inc.

        Number of Shares of Common Stock Beneficially Owned: 112,598 Percent of Outstanding Stock: .1%

        JOHN N. HANSON, age 61, director since 1997.

        Chairman of the Board of Joy Global Inc. (formerly Harnischfeger Industries, Inc.), a manufacturer of mining equipment for both underground and surface applications, since August 2000, Chief Executive Officer since May 1999, Vice Chairman from November 1998 to August 2000, President since June 1996, and Chief Operating Officer from June 1995 to May 1999; director of Joy Global Inc.

        Number of Shares of Common Stock Beneficially Owned: 42,566 Percent of Outstanding Stock: --%

        ROGER KING, age 62, director since 1995.

        Retired; Chief Executive Officer of Sa Sa International Holdings Limited, a retailer of cosmetics from August 1999 to May 2002; Executive Director of Orient Overseas (International) Limited, an investment holding company, with investments principally in integrated containerized transportation businesses, for more than five years ending May 2002.

        Number of Shares of Common Stock Beneficially Owned: 41,359 Percent of Outstanding Stock: --%

        ROBERT E. KLATELL, age 57, director since 1989.

        Executive Vice President; Secretary of Arrow for more than five years ending May 2002; General Counsel for more than five years ending September 2001.

        Number of Shares of Common Stock Beneficially Owned: 3,123,956 Percent of Outstanding Stock: 3.1% (1)

        KAREN GORDON MILLS, age 49, director since 1994.

        Managing Director of Solera Capital LLC, a venture capital fund, since August 1999; President of MMP Group, Inc., a private equity advisory firm, for more than five years; director of The Scotts Company, Latina Media Ventures, LLC, and Annie's Homegrown, Inc.

        Number of Shares of Common Stock Beneficially Owned: 46,319 Percent of Outstanding Stock: --%

        WILLIAM E. MITCHELL, age 59, director since 2003.

        President and Chief Executive Officer of Arrow Electronics, Inc. since February 2003; Executive Vice President of Solectron Corporation and President, Solectron Global Services, Inc., a provider of post-manufacturing services, from 1999 to 2002; and Chairman, President and Chief Executive Officer of Sequel, Inc., a computer services outsourcing company, from 1995 to 1999; director of Rogers Corporation.

        Number of Shares of Common Stock Beneficially Owned: 3,097,851 Percent of Outstanding Stock: 3.1% (1)

        BARRY W. PERRY, age 56, director since 1999.

        Chairman of the Board and Chief Executive Officer of Engelhard Corporation, an environmental technology, specialty chemical, and engineered materials company, since January 2001, President and Chief Operating Officer from January 1997 to December 2000.

        Number of Shares of Common Stock Beneficially Owned: 34,285 Percent of Outstanding Stock: --%

        (1) Includes 2,847,851 shares held by the Arrow Electronics Stock Ownership Plan of which Messrs. Klatell and Mitchell are trustees.

        RICHARD S. ROSENBLOOM, age 70, director since 1992.

        David Sarnoff Professor of Business Administration at Harvard Business School for more than five years prior to July 1998 and Professor Emeritus subsequent thereto.

        Number of Shares of Common Stock Beneficially Owned: 39,650 Percent of Outstanding Stock: --%

        JOHN C. WADDELL, age 65, director since 1969.

        Retired; Vice Chairman of the Board of Arrow for more than five years, Chairman of the Board until May 1994.

        Number of Shares of Common Stock Beneficially Owned: 33,576 Percent of Outstanding Stock: --%

     For non-employee directors, the number of shares beneficially owned includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. For employee directors, the number of shares beneficially owned includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, and shares awarded under Arrow's Restricted Stock Plan, and with respect to Messrs. Klatell and Mitchell, shares held by Arrow's Stock Ownership Plan.

COMMITTEES OF THE BOARD

     The audit committee of the Board of Directors consists of Mr. Rosenbloom, Mr. Hanson, Mrs. Mills, Mr. Perry, and Mr. Waddell. The audit committee reviews Arrow's financial reporting process and evaluates and reviews such matters as Arrow's accounting policies, reporting practices, internal audit function, and internal accounting controls. The committee also reviews the scope and results of the audit conducted by Arrow's independent auditors and monitors their independence.

     The compensation committee of the Board of Directors consists of Mr. Perry, Mr. King, and Mrs. Mills. Mr. Duval was a member until June 2002. The compensation committee determines the salary of the Chief Executive Officer, implements the 1999 Performance Bonus Plan, reviews and approves the compensation of other senior managers, advises the Board of Directors generally with regard to other compensation and employee benefit matters, collects information in connection with the evaluation of the performance of the Chief Executive Officer, and approves stock option and restricted stock awards.

     The corporate governance committee of the Board of Directors consists of Mr. Hanson, Mr. King, and Mr. Rosenbloom. Mr. Duval was a member until June 2002. Shareholder recommendations for nominees for membership on the Board of Directors will be considered by the corporate governance committee. Such recommendations may be submitted to the Secretary of Arrow, who will forward them to the corporate governance committee. The corporate governance committee has primary responsibility for developing the corporate governance guidelines for Arrow and for making recommendations with respect to committee assignments.

     The charitable contributions committee of the Board of Directors consists of Mr. Waddell and Mr. Klatell, with Mrs. Scheihing as Secretary. The committee focuses on three areas: education;

healthcare, including medical research and human services; and the environment. The committee reviews community and civic programs and services in these areas and approves the charitable contributions to be made by the Company.

     Under Arrow's corporate governance guidelines, the independent directors meet at least twice a year in executive session; once under the guidance of the chairman of the compensation committee to evaluate the performance of the Chief Executive Officer and once under the guidance of the chairman of the corporate governance committee to discuss senior management development and succession. During 2002, there were eleven meetings of the independent directors.

     During 2002 there were eight meetings of the Board of Directors, eight meetings of the audit committee, ten meetings of the compensation committee, five meetings of the corporate governance committee, and one meeting of the charitable contributions committee. All directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

REPORT OF THE AUDIT COMMITTEE

     The audit committee reviews Arrow's financial reporting process on behalf of the Board of Directors. The audit committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors. A copy of the committee's charter was attached to the Company's 2001 proxy statement. No member of the audit committee is employed by or has any material relationship with the Company. Management has the primary responsibility for preparing the financial statements and the reporting process, including Arrow's systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the 2002 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, and the clarity of financial statement disclosures.

     The independent auditors are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles. The audit committee reviewed with the independent auditors their judgments as to the quality and the acceptability of Arrow's financial reporting and such other matters as are required to be discussed with them under generally accepted auditing standards. In addition, the audit committee received from and discussed with the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and considered the compatibility of non-audit services rendered to Arrow with the auditors' independence. The audit committee also discussed with the independent auditors those matters required to be considered by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

     The audit committee also discussed with the independent auditors and Arrow's operating controls (internal audit) group the overall scope and plans for their respective audits. The audit committee periodically met with the independent auditors and the operating controls (internal audit) group, with and without management present, to discuss the results of their examinations, their evaluations of Arrow's internal controls, and the overall quality of Arrow's financial reporting.

     In reliance on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Richard S. Rosenbloom, Chairman
John N. Hanson
Karen Gordon Mills
Barry W. Perry
John C. Waddell

PRINCIPAL ACCOUNTING FIRM FEES

     The aggregate fees billed by Arrow's principal accounting firm, Ernst & Young LLP, for professional services rendered for the audits of the annual financial statements included in the Forms 10-K and the reviews of the quarterly financial statements included in the Forms 10-Q for each of the last two fiscal years are set forth in the table below. Also set forth for each year are fees charged in connection with other audit related services, principally statutory audits, acquisition support, registration statements, and fees related to tax services. Ernst & Young LLP did not provide services related to financial information systems design or implementation. The audit committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP's independence.

                             2002         2001
                             ----         ----
Audit fees                $1,776,100   $1,839,100
Audit-related fees           455,900      177,200
Tax fees                   3,204,588    1,610,999
All other fees                --           --
                          ----------   ----------
                          $5,436,588   $3,627,299
                          ==========   ==========

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "named executive officers"). Following Mr. Scricco's resignation, Messrs. Kaufman and Duval each served as interim Chief Executive Officer.

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                     AWARDS(1)
                                        ANNUAL COMPENSATION(1)                -----------------------
                            -----------------------------------------------   RESTRICTED   SECURITIES
         NAME AND                                            OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
    PRINCIPAL POSITION      YEAR   SALARY(2)     BONUS      COMPENSATION(3)   AWARDS(4)     OPTIONS     COMPENSATION(5)
    ------------------      ----   ---------   ----------   ---------------   ----------   ----------   ---------------
Daniel W. Duval,            2002   $466,667    $  466,667      $ 91,933        $277,000      54,000        $ 45,025
Chairman and Interim        2001         --            --            --              --          --              --
Chief Executive Officer(6)  2000         --            --            --              --          --              --

Stephen P. Kaufman,         2002    331,730       250,000       112,150         306,300     120,000         596,773
Chairman and Interim        2001    482,050            --       123,014              --      17,000          10,200
Chief Executive Officer(7)  2000    700,000     1,100,000        29,476              --          --          10,200

Francis M. Scricco,         2002    318,587            --       216,211              --          --         728,167
President and Chief         2001    674,870            --       179,372         264,500     123,000          10,200
Executive Officer(8)        2000    600,000       900,000       211,921         258,500     280,000          10,200

Robert E. Klatell,          2002    468,011       440,000        42,899         142,655      12,500          11,500
Executive Vice              2001    472,409            --        50,459         158,700      28,000          10,200
President                   2000    470,000       453,000        48,212         193,875      15,000          10,200

Betty Jane Scheihing,       2002    411,377       190,000       106,926         142,655      12,500          11,500
Senior Vice President       2001    415,101            --       115,247         140,185      23,500          10,200
                            2000    385,000       332,000       111,139         129,250      12,500          10,200

Jan Salsgiver,              2002    344,294       175,000        40,608         131,575      10,000          11,500
President, North American   2001    337,435            --        54,748         126,960      23,000          10,200
Components                  2000    345,000       384,000        47,530         116,325      10,000          10,200

Michael J. Long,            2002    315,191       385,000        31,299         131,575      10,000          11,500
President, North American   2001    318,153            --        34,805         145,475      28,000          10,200
Computer Products           2000    310,000       100,000        57,106         142,175      10,000          10,200

(1) For both compensation and stock awards, all amounts are shown for the period with respect to which they were earned, and without regard to the period in which they were actually paid or awarded.

(2) Includes amounts deferred under retirement plans.

(3) Includes reimbursement of a portion of the tax liability incurred as a result of the vesting of restricted stock awards and auto allowance, if any. Also includes the incremental cost of the personal use of aircraft in which the Company owns fractional interests principally to facilitate commutation by the executives between their homes and Company headquarters; by Mr. Duval, in connection with his service as interim Chief Executive Officer, at an aggregate cost of $91,933 (2002); by Mr. Kaufman at an aggregate cost of $66,940 for 2002, including with respect to his service as interim Chief Executive Officer, and for 2001 $110,950; by

    Mr. Scricco in the amounts of $14,668 (2002), $32,531 (2001), and $12,552
    (2000); by Mrs. Scheihing in the amounts of $73,561 (2002), $63,149 (2001), and $45,959 (2000); and by Ms. Salsgiver in the amounts of $7,906 (2002), $16,409 (2001), and $4,697 (2000). Does not include $20,656 paid to Mr. Long in 2001 as reimbursement for additional expenses incurred in connection with his relocation, and a reimbursement of a tax liability in the amount of $1,128 associated therewith.

(4) For each year, includes the fair market value as of the date of grant of the restricted stock awarded in respect of employment during that year. All such awards vest in four annual installments of 25%, beginning one year after grant or upon retirement. As of December 31, 2002, before the awards granted in respect of employment during 2002, the aggregate number and value of unvested restricted stock awards held by Mr. Klatell, Mrs. Scheihing, Ms. Salsgiver and Mr. Long were 16,000 ($204,640), 12,925 ($165,311), 12,050
    ($154,120), and 13,000 ($166,270), respectively.

(5) For 2002, includes a contribution by Arrow of $6,000 ($5,100 in 2001 and 2000) to the Arrow Electronics Stock Ownership Plan and a matching contribution by Arrow of $5,500 ($5,100 in 2001 and 2000) to the Arrow Electronics Savings Plan.

(6) "All Other Compensation" includes $31,575 of fees received by Mr. Duval as a non-employee director and $7,950 of fees deferred by Mr. Duval pursuant to the terms of the Arrow Non-Employee Directors Deferral Plan (see "Directors' Compensation," page 16). "Securities Underlying Options" include 50,000 shares granted under the Arrow Stock Option Plan and 4,000 shares granted under the Arrow Non-Employee Directors Stock Option Plan.

(7) "All Other Compensation" includes $89,440 received under Arrow's Supplemental Executive Retirement Plan (see "Unfunded Pension Plan" on page
    18) and a $350,000 bonus and fees of $145,833 paid under the consulting agreement of which a description follows. Mr. Kaufman was Chief Executive Officer through June 2000 and interim Chief Executive Officer from June 2002 to September 2002. In June 2002, Mr. Kaufman entered into a consulting agreement with Arrow pursuant to which Mr. Kaufman will be available to provide consulting services to Arrow over a five-year consulting period, in consideration of which, and also in consideration of his seven-year non-competition, non-solicitation and no-hiring commitment contained in the same agreement, Mr. Kaufman received a one-time bonus of $350,000 and will receive fees of $500,000 per year for each of the first two years and $440,000 per year for each of the following three years. Thereafter, Mr. Kaufman will receive a lifetime benefit of $283,000 per year. Mr. Kaufman will be provided with an office and secretary during the consulting period. All of Mr. Kaufman's outstanding options vested, and any restrictions on his restricted stock lapsed, upon Mr. Kaufman's retirement as an Arrow employee in September 2002.

(8) Compensation with respect to 2002 includes amounts paid under a June 2002 agreement in connection with Mr. Scricco's resignation which provided for separation payments to him of $111,111 per month through June 2004 and a one-time payment of $50,000 in respect of certain transitional expenses, both of which are included under "All Other Compensation" in the table; the accelerated vesting of those stock options and restricted stock grants retained by Mr. Scricco that would have vested prior to July 2004, and the forfeiture of those options and grants that would have vested after June 2004; and a one-time payment of $200,000 in respect of the revocation of 23,000 employee stock options previously granted to Mr. Scricco (which is not reflected in the compensation table). Commencing at age 60, Mr. Scricco is to receive a lifetime annual Supplemental Executive Retirement Plan benefit of $164,978. Compensation with respect to 2000 does not include $83,356 paid to Mr. Scricco as reimbursement for additional expenses incurred in connection with his relocation to Arrow's headquarters or the value of restricted stock awards ($486,523) granted to Mr. Scricco to compensate him for the loss on the sale of his home as part of his relocation. "Securities Underlying Options" for 2000 includes 230,000 options granted to Mr. Scricco in recognition of his appointment as Chief Executive Officer.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants made during 2002 and early 2003 to each of the named executive officers in respect of employment during 2002.

                                         INDIVIDUAL GRANTS
                        ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                        NUMBER OF     % OF TOTAL                                   AT ASSUMED RATES OF
                        SECURITIES     OPTIONS                                  STOCK PRICE APPRECIATION
                        UNDERLYING    GRANTED TO    EXERCISE OR                    FOR OPTION TERM(3)
                         OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
         NAME           GRANTED(1)   FISCAL YEAR     ($/SH)(2)       DATE           5%            10%
         ----           ----------   ------------   -----------   ----------   ------------   ------------
Daniel W. Duval            50,000        3.5          $20.42       2/28/06     $   160,935    $   337,951
Stephen P. Kaufman        120,000        8.5           20.42       9/15/05         386,244        811,082
Francis M. Scricco             --         --              --            --              --             --
Robert E. Klatell          12,500        0.9           13.85       2/27/13         108,878        275,916
Betty Jane Scheihing       12,500        0.9           13.85       2/27/13         108,878        275,916
Jan Salsgiver              10,000        0.7           13.85       2/27/13          87,102        220,733
Michael J. Long            10,000        0.7           13.85       2/27/13          87,102        220,733
                                                                   Various
All optionees           1,414,650        100           14.77       through      13,140,401     33,300,296
                                                                      2013

(1) Under the terms of the Arrow Stock Option Plan, Mr. Duval's grant vested in its entirety upon his retirement as interim Chief Executive Officer and expires three years from the retirement date. Mr. Duval remains as a non-employee Chairman of the Board. The "Number of Securities Underlying Options Granted" excludes 4,000 shares granted under the Non-Employee Directors Stock Option Plan. Mr. Kaufman's grant vested in its entirety upon his retirement and expires three years from his retirement date. All other grants become exercisable in four annual installments, commencing on the first anniversary of the date of grant, and expire 10 years after the date of the grant.

(2) All at fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire option period and the stock price increased at annual compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during 2002 by a named executive officer and the number and year-end value of the unexercised stock options of each of the named executive officers.

                                                               NUMBER OF            VALUE OF
                                                              UNEXERCISED         UNEXERCISED
                                                               OPTIONS AT         IN-THE-MONEY
                                                                 FISCAL            OPTIONS AT
                                   SHARES                       YEAR-END       FISCAL YEAR-END(2)
                                  ACQUIRED                   --------------    ------------------
                                     ON          VALUE        EXERCISABLE/        EXERCISABLE/
              NAME                EXERCISE    REALIZED(1)    UNEXERCISABLE       UNEXERCISABLE
              ----                --------    -----------    --------------    ------------------
Daniel W. Duval                        --            --       25,000/60,000        --/--
Stephen P. Kaufman(3)              65,650       698,979      896,350/--            --/--
Francis M. Scricco                     --            --      627,000/--            --/--
Robert E. Klatell                      --            --      161,250/46,750        --/--
Betty Jane Scheihing                   --            --      139,375/39,125        --/--
Jan Salsgiver                      10,000       131,440       92,500/35,500        --/--
Michael J. Long                        --            --       81,500/40,500        --/--

(1) Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

(2) No outstanding options have an exercise price below the year-end share price of $12.79.

(3) Represents planned exercises and sales pursuant to a "10b5-1" pre-planned trading program.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     A primary role of the compensation committee is to oversee compensation practices for Arrow's senior executive officers. The committee's responsibilities include reviewing the salaries, benefits, and other compensation of Arrow's senior managers and making recommendations to the full Board of Directors with respect to these matters. The committee is comprised entirely of Board members who are independent, non-employee directors of the Company.

     The committee's primary objective in establishing compensation programs and levels for Arrow's key executive officers is to support Arrow's goal of maximizing the value of shareholders' interests in Arrow. To achieve this objective, the committee believes it is necessary to:

     -- Set levels of base compensation that will attract and retain superior executives in a highly competitive environment.

     -- Encourage long-term decision-making that enhances shareholder value by emphasizing grants of stock options and restricted stock, thereby creating a direct link between shareholder value creation and executive compensation.

     -- Provide incentive compensation that varies directly with both Company performance and individual contribution to that performance.

COMPONENTS OF COMPENSATION

  Base Salary

     The committee annually reviews each executive officer's base salary. The factors which influence committee determinations regarding base salary include prevailing levels of pay among executives of the companies in the peer group reflected in the graph on page 16, and of similar companies in other industries from which Arrow recruits executives. Additional factors include internal pay equity considerations, level of responsibilities, prior experience, breadth of knowledge, and job performance.

     In conducting its salary deliberations, the committee does not strictly tie senior executive base pay to a defined competitive standard. Rather, the committee elects to maintain flexibility so as to permit salary recommendations that best reflect the individual contributions made by the Company's top executives. Each of the named executive officers, except for Mr. Duval, has or had an employment agreement, which provides for a minimum base salary. See page 17 for a description of these employment agreements.

     In light of industry conditions, in September 2001 the Company initiated a salary reduction plan as one of a number of cost-saving measures. Pursuant to this plan, North American employees earning between $30,000 and $74,999 per year had compensation reduced by 4.6%; those earning between $75,000 and $149,999 had reductions of 7.7%; and those earning $150,000 or more had reductions of 10.8%. The salary reduction plan ended in February 2002, except for those employees earning more than $75,000 per year, with respect to whom the program concluded in May 2002. Accordingly, none of the named executives received the entire amount of their base salaries in 2001 or 2002.

  Annual Incentives -- 1999 Performance Bonus Plan

     Arrow's 1999 Performance Bonus Plan, a five-year plan, amended and restated in 2000, and approved by shareholders, provides for a performance-based bonus for Arrow's Chief Executive Officer and up to four additional officers, at the discretion of the committee. The maximum bonus to be awarded is determined by a formula based upon net income and the utilization of net working capital. The purpose of the plan is to enable Arrow to motivate the participants to achieve strategic, financial and operating objectives, and to reward contributions towards improvement in financial performance as measured by the level of net income and the ratio of sales to average net working capital of Arrow. The plan sets forth a pre-established bonus formula based upon annual performance goals, which establishes the maximum bonus that may be paid each year. The committee has the discretion to determine the actual amount of the bonus to be paid, which amount may not exceed the maximum bonus calculated under the bonus formula.

     Targets under the 1999 Performance Bonus Plan for Mr. Kaufman and Mr. Duval could not be set in light of the timing of Mr. Scricco's resignation and the limited duration of their respective interim tenures. As a result, the committee established fixed bonus amounts based on its review of the specific contributions each made during his tenure. In addition to Mr. Kaufman's service as Chairman until June 2002, both Mr. Kaufman and Mr. Duval played integral roles during an important transitional period for the company. They effectively directed the implementation of the Company's strategic operating plans, generating results which met or exceeded financial expectations; addressed difficult market conditions with the development and implementation of plans to reduce operating expenses; and were the leaders of the critical process of recruiting a new Chief Executive Officer for the Company which was successfully concluded within an aggressive time frame. Based upon these factors, the committee awarded a bonus to Mr. Kaufman of $250,000. The committee awarded a bonus to Mr. Duval of $700,000, of which $466,667 was in respect of 2002 and $233,333 in respect of 2003.

  Annual Incentive -- Management Incentive Compensation Plan

     Each year, for executive officers of Arrow not covered by the Performance Bonus Plan, management, in consultation with the committee, establishes short-term financial goals which relate to one or more indicators of corporate financial performance. For 2002, the short-term incentive award opportunity was contingent upon Arrow attaining specified levels of profitability and asset utilization.

     Incentive targets are established for participating executives under the Management Incentive Compensation Plan ("MICP") based on the participant's level and breadth of responsibility, potential contribution to the success of the Company, and competitive considerations. The participant's actual award is determined at the end of the year based on Arrow's actual performance against the predetermined financial goals, as well as the attainment of specific individual goals and contributions to Arrow's success.

     For 2002, the level of achievement by the participating named executive officers ranged between 61% and 143% of the targets established under the MICP. The MICP awards for participating named executive officers averaged 87% of their respective targets.

  Long-Term Incentives

     Arrow reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of its Stock Option Plan and its Restricted Stock Plan, each of which was approved by Arrow's shareholders. Stock options and restricted stock awards provide executives with the opportunity to acquire an equity interest in Arrow and align their interests with those of the shareholders.

     Option exercise prices are equal to the fair market value of Arrow's shares on the date of the option grant and are exercisable in four annual installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. Options have a maximum term of 10 years.

     Restricted stock is granted to participants in order to help foster a shareholder perspective among the participants. A long-term focus is encouraged and executive retention is reinforced through the four-year vesting schedule to which shares of restricted stock are subject.

     Each year, the committee reviews the history of the stock option and restricted stock awards and makes grant decisions based on the committee's assessment of each individual executive's contribution and performance during the year and on competitive compensation practices in comparable companies in those industries from which Arrow recruits its executives.

  Compensation Committee Interlocks and Insider Participation

     None of the members of the compensation committee are present or former employees of the Company, or have any direct or indirect material interest in or a relationship with the Company other than the stock holdings discussed herein and related to their director positions. There were no compensation committee interlocks or insider (employee) participation in 2002.

SUMMARY

     Each year, the Board of Directors and the committee review all elements of cash and non-cash compensation paid to executive officers of Arrow. The committee manages all elements of executive pay in order to ensure that pay levels are consistent with Arrow's compensation philosophies. In addition, the Board of Directors and the committee administer Arrow's long-term executive compensation programs to ensure that Arrow's objectives of linking executive pay to improved financial performance and increased shareholder value continue to be fostered.

Barry W. Perry, Chairman
Roger King
Karen Gordon Mills

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             AMONG ARROW ELECTRONICS, INC., S&P 500 STOCK INDEX AND
                              PEER COMPANIES GROUP

     The following graph compares the performance of Arrow for the periods indicated with the performance of the Standard & Poor's 500 Stock Index and the average performance of a group consisting of Arrow's peer corporations on a line-of-business basis. The peers making up the Electronics Distributor Index are Avnet, Inc., Bell Microproducts, Inc., and Pioneer-Standard Electronics, Inc. The graph assumes $100 invested on December 31, 1997 in Arrow, the S&P 500 Stock Index, and the peer companies group. Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

(LINE GRAPH)

                                                                             ELECTRONICS DISTRIBUTOR
                                                          ARROW                       INDEX                S&P 500 STOCK INDEX
                                                          -----              -----------------------       -------------------
1997                                                       100                         100                         100
1998                                                        82                          89                         127
1999                                                        78                          93                         151
2000                                                        88                          71                         136
2001                                                        92                          81                         118
2002                                                        39                          37                          91

           ---------------------------------------------------------------------------------------------------
                                                     1997      1998      1999      2000      2001      2002
           ---------------------------------------------------------------------------------------------------
            Arrow                                     100        82        78        88        92        39
            Electronics Distributor Index             100        89        93        71        81        37
            S&P 500 Stock Index                       100       127       151       136       118        91

DIRECTORS' COMPENSATION

     The members of the Board of Directors who are not employees receive an annual fee of $40,000 for the term expiring in May 2003 and a fee of $1,500 for each Board of Directors or committee meeting attended. Each non-employee director serving as chairman of any committee receives an additional annual fee of $3,000. In light of industry conditions, the non-employee directors elected to participate in the Company's salary reduction efforts by reducing their annual fee by the same percentage as the named executive officers. As Chairman, Mr. Duval will receive an additional fee of $50,000 per month for March and April 2003, and thereafter will receive an additional fee at the rate of $200,000 per year.

     Under the Arrow Non-Employee Directors Stock Option Plan, each non-employee director joining the Board of Directors receives an option to purchase 15,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant. Pursuant to such plan, on the date following each Annual Meeting of Shareholders, each non-employee director then serving on the Board of Directors will receive, under the plan, an option to purchase 4,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant.

     Under the Arrow Non-Employee Directors Deferral Plan, a percentage of the annual retainer payable to each non-employee director may be withheld by Arrow and paid upon the non-employee director's termination from the Board of Directors. Unless a non-employee director makes a contrary election, 50 percent of the non-employee director's annual retainer fee will be deferred under the plan. Each non-employee director may elect a different percentage or elect not to defer any portion of his or her annual retainer fee. Amounts that are deferred under the plan will be converted into phantom stock units of Arrow common stock and the phantom stock units will be credited to a record keeping account in the name of the non-employee director. Until the time that the phantom stock units are paid out, the non-employee director's account will be adjusted to reflect any dividends paid on Arrow common stock. Upon the termination of service on the Board of Directors, each whole phantom stock unit credited to the non-employee director's account will be converted into one share of common stock and each fractional phantom stock unit will be converted into cash.

EMPLOYMENT AGREEMENTS

     In February 2003, Mr. Mitchell entered into an employment agreement with Arrow terminating January 2006, which is subject to renewal from year to year unless either Arrow or Mr. Mitchell elects not to renew. The employment agreement provides for a minimum base salary of $750,000 a year.

     In June 2002, Mr. Kaufman's consulting agreement (see note 7 on page 10) was amended to provide for his employment as interim Chief Executive Officer with a base salary at a rate of $500,000 per year. The amendment also provided for Mr. Kaufman's retirement in September 2002 and the commencement of his coverage under Arrow's SERP, as defined below.

     Mr. Klatell has an employment agreement with Arrow terminating January 2004. The employment agreement provides for a minimum base salary of $425,000 per year.

     Mrs. Scheihing has an employment agreement with Arrow terminating June 2003, which provides for a minimum base salary of $460,000 per year.

     Ms. Salsgiver has an employment agreement with Arrow terminating December 2004, which is subject to renewal from year to year unless either Arrow or Ms. Salsgiver elects not to renew. The employment agreement provides for a minimum base salary of $300,000 per year.

     Mr. Long has an employment agreement with Arrow terminating December 2004, which is subject to renewal from year to year unless either Arrow or Mr. Long elects not to renew. The employment agreement provides for a minimum base salary of $330,000 per year.

     Arrow has entered into agreements with each of the named executive officers, other than Mr. Duval, which provide for payments of three times their annualized includible compensation and continuation for up to three years of their benefits if their employment is terminated by the Company (other than for cause approved by three-fourths of the directors then serving), if their responsibili-ties or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change of control of Arrow. The amounts payable pursuant to such agreements to the named executive officers (other than Mr. Klatell) will be reduced, if necessary, to avoid excise tax under Section 4999 of the Code.

UNFUNDED PENSION PLAN

     Arrow maintains an unfunded Supplemental Executive Retirement Plan (the "SERP") under which the Company will pay supplemental pension benefits to certain employees upon retirement. There are 21 current and former corporate officers participating in this plan. The Board of Directors determines those employees who are eligible to participate in the SERP.

     In 2002, Arrow amended the plan to provide for the pension benefits to be based on a percentage of average final compensation, based on years of participation in the SERP, rather than following the prior practice of a fixed dollar amount per year of service or in certain instances the Board of Directors determining the annual benefit. As amended, the SERP permits early retirement, with payments at a reduced rate, based on age and years of service subject to a minimum retirement age of 55 (formerly 50). Participants whose accrued rights under the SERP prior to this amendment would have been adversely affected by the amendment will continue to be entitled to such greater rights. In addition, if there is a change of control of Arrow within 24 months after such change and the employment of a participant, who is at least age 50, is involuntarily terminated other than for cause or disability, or such participant terminates employment for good reason, the participant will receive the annual pension accrued through the date of termination commencing at age 60. Previously this would have resulted in the payment of the full pension amount commencing immediately.

     Participating named executive officers who have not yet retired will, at normal retirement age under the plan (generally, age 60), receive annual benefits estimated as follows: Mr. Klatell, $298,035; Mrs. Scheihing, $269,734; Ms. Salsgiver, $438,950; and Mr. Long, $501,648.

CERTAIN TRANSACTIONS

     Spoerle Electronic GmbH, a wholly owned subsidiary of the Company, leases certain of its premises from a partnership in which Mr. Giersch's wife, directly or indirectly, has the entire beneficial interest, and paid aggregate rentals of 2,998,000 euros ($2,826,000 based on the average exchange rate during 2002) to the partnership during 2002. The Company believes that such rentals are at fair market value. Pursuant to a consulting contract with Arrow Europe dated June 30, 2001, and terminable by either party upon six months notice, FLC Consulting GmbH, a corporation in which Mr. Giersch has, directly or indirectly, the entire beneficial interest, received 377,000 euros ($355,000 based on the average exchange rate during 2002). In addition, Mr. Giersch received 357,000 euros ($337,000 based on the average exchange rate during 2002) as indemnification for the tax consequences to him of a tax audit of the predecessor to Spoerle Electronic GmbH.

     In June 2002, Mr. Kaufman entered into a consulting agreement with the Company, which is described more fully at note 7 on page 10 hereof.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Arrow's officers and directors and persons who own more than ten percent of a registered class of Arrow's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Arrow believes that during fiscal year 2002 its officers and directors complied with all applicable
Section 16(a) filing requirements, except that one report, regarding a single transaction, was filed late by Mrs. Scheihing. Further, the Company and its counsel did not advise Mr. Duval, Mr. Hanson, Mr. King, Mrs. Mills, and Mr. Perry that the grant of phantom stock units under the Non-Employee Directors Deferral Plan was an event requiring a filing under Section 16(a) and therefore filings regarding such grants were not made. A Form 5 reporting all quarterly grants under the plan to the non-employee directors for the period August 1997 through August 2002 was filed with the Securities and Exchange Commission and the New York Stock Exchange in September 2002.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The shareholders will be asked to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for 2003. Arrow expects that representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and that such representatives will be available to answer appropriate inquiries raised at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 20, 2004. If a shareholder intends to present a proposal at Arrow's Annual Meeting of Shareholders to be held in 2004 and seeks to have the proposal included in Arrow's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on December 13, 2003. If a shareholder wishes to present a matter at Arrow's Annual Meeting of Shareholders to be held in 2004 that is outside of the processes of Rule 14a-8, the proposal must be received by Arrow no later than the close of business on March 1, 2004. After that date, the proposal will be considered untimely and Arrow's proxies will have discretionary voting authority with respect to such matter.

                                 OTHER MATTERS

     Management does not expect any matters to come before the meeting other than those to which reference is made in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,

                                                Peter S. Brown
                                                   Secretary

PROXY

                             ARROW ELECTRONICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 2003

     The undersigned hereby appoints William E. Mitchell, Peter S. Brown and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 22, 2003, at 11:00 A.M., prevailing local time, at the offices of JPMorgan Chase Bank, 270 Park Avenue, New York, New York, or any adjournments thereof, as set forth on the reverse hereof.

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


                             YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-435-6710 on a touchtone telephone and then follow the instructions given. There is NO CHARGE to you for this call.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

                                                         Mark Here           [ ]
                                                         for Address
                                                         Change or
                                                         Comments
                                                         PLEASE SEE REVERSE SIDE


                                                                        WITHHOLD
                                                        FOR             FOR ALL

1.    Authority to vote FOR the election of             [ ]               [ ]
      directors in accordance with the
      accompanying Proxy Statement.

NOMINEES:

01 Daniel W. Duval          02 John N. Hanson             03 Roger King
04 Robert E. Klatell        05 Karen Gordon Mills         06 William E. Mitchell
07 Barry W. Perry           08 Richard S. Rosenbloom      09 John C. Waddell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                   FOR      AGAINST      ABSTAIN
2.    Ratification of the appointment of Ernst &   [ ]        [ ]          [ ]
      Young LLP as Arrow's independent auditors for the fiscal year ending December 31, 2003.

                                                   FOR      AGAINST      ABSTAIN
                                                   [ ]        [ ]          [ ]
3. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS BEING SOLICITED BY THE MANAGEMENT AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND OTHERWISE IN ACCORDANCE WITH THEIR DISCRETION.

                                       DATE_____________________/__________/2003

                                ________________________________________________
                                Signature

                                ________________________________________________
                                Signature, if Jointly Held

                                IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                         24 HOURS A DAY, 7 DAYS A WEEK

             TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                           ON WEDNESDAY, MAY 21, 2003

    YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN
     THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    TELEPHONE

                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                               Mark, sign and date
                                your proxy card
                                      and
                           return it in the enclosed
                                  postage-paid
                                   envelope.

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.